QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.55

SECURITIES CONVERSION AGREEMENT

        This Securities Conversion Agreement ("Agreement") is made as of this 15th day of October, 2010, by and between Satcon Technology Corporation, a Delaware corporation (the "Company"), and each person listed on the Schedule of Investors attached hereto as Exhibit A (each, an "Investor" and collectively, the "Investors"). Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to such terms in the Certificate of Designation (as defined below).

        WHEREAS, each Investor holds the number of shares of the Company's Series C Convertible Preferred Stock set forth opposite its name on Exhibit A (collectively, the "Series C Shares");

        WHEREAS, the terms of the Series C Shares are set forth in the Certificate of Designation of the Relative Rights and Preferences of the Series C Convertible Preferred Stock of the Company (as amended, the "Certificate of Designation");

        WHEREAS, the Company desires that each Investor voluntarily convert its Series C Shares into shares of the Company's Common Stock in accordance with the terms of the Series C Shares and as set forth in this Agreement (the "Conversion") concurrently with, and conditioned upon, the consummation of the Company's next Qualified Public Offering (as defined below);

        WHEREAS, as part of the Conversion and as an inducement to cause each Investor to undertake the Conversion concurrently with, and conditioned upon, the consummation of the Company's next Qualified Public Offering, the Company is willing to pay to such Investor the amount set forth opposite such Investor's name on Exhibit A (the "Cash Amount"); and

        WHEREAS, each Investor is willing to undertake the Conversion concurrently with, and conditioned upon, the consummation of the Company's next Qualified Public Offering so long as its receives the Cash Amount in connection with such conversion.

        NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

        1.    Qualified Public Offering.    For purposes of this Agreement, the term "Qualified Public Offering" shall mean a firm commitment underwritten public offering that generates net proceeds to the Company, after deducting underwriter commissions or discounts, of at least $25,000,000.

        2.    Conversion.    The parties intend that the Conversion shall occur concurrently with, and conditioned upon, the consummation of the Company's next Qualified Public Offering, subject to the terms and conditions of this Agreement. Accordingly, in order to effect the Conversion concurrently with, and conditioned upon, the consummation of the Company's next Qualified Public Offering (the date of such consummation, the "Conversion Date"), each Investor is, concurrently with the execution of this Agreement, delivering a copy of a fully executed Conversion Notice (in the form attached hereto as Exhibit B) with respect to all of its Series C Shares to the Company that shall become automatically effective only upon consummation of the Company's next Qualified Public Offering and such Investor's receipt of its Cash Amount. Upon the effectiveness of the Conversion Notice, the Series C Shares shall be deemed converted in accordance with the Certificate of Designations. As soon as practicable following the Conversion Date but in no event later than three (3) Business Days after such date, each Investor shall surrender to a common carrier for delivery to the Company the original certificates representing such Series C Shares and the originally executed Conversion Notice. Upon the effectiveness of the Conversion Notice, the Company shall deliver the Conversion Shares (as defined below) in accordance with Section 5(b)(ii) of the Certificate of Designation. The shares of Common Stock issuable upon conversion of the Series C Shares are referred to herein as the "Conversion Shares."

        3.    Cash Amount.    As part of the Conversion, in consideration of each Investor's irrevocable agreement to convert its Series C Shares concurrently with, and conditioned upon, the consummation of the Company's next Qualified Public Offering, the Company agrees to pay to such Investor its Cash Amount. The Cash Amount shall be paid in cash by wire transfer of immediately available funds upon consummation of the Company's next Qualified Public Offering (to an account designated by such Investor in writing to the Company prior to such date).

        4.    Tax Matters.    The parties acknowledge and agree that the Conversion, including the receipt of the Conversion Shares and the Cash Amount, is intended to constitute a recapitalization within the meaning of Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended. None of the parties shall take any position for tax purposes that is inconsistent with the preceding sentence.

        5.    Termination.    This Agreement and each Conversion Notice shall terminate and be of no further force or effect if the Company's next Qualified Public Offering has not been consummated on or prior to 5:00 p.m., Boston time, on November 5, 2010.

        6.    Representations and Warranties.

                6.1    As a material inducement to each Investor to enter into this Agreement, the Company represents to such Investor that:

                        6.1.1    The execution and delivery by the Company of this Agreement, and the consummation by the Company of the transactions set forth herein (including, without limitation, the issuance of the Conversion Shares), have been duly authorized by all necessary corporate action on the part of the Company. All of the Conversion Shares will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. The Company's board of directors has approved the issuance of the Conversion Shares with the intent of, and for the purpose of, exempting the issuance of the Conversion Shares, if any, under Rule 16b-3(d) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from the short-swing profit rules of Section 16 of the Exchange Act. Subject to the accuracy of the representations and warranties of the Investors in this Agreement, the offer and issuance by the Company of the Conversion Shares is exempt from registration under the Securities Act; and

                        6.1.2    This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

                6.2    As a material inducement to the Company to enter into this Agreement, each Investor represents, severally and not jointly, to the Company that:

                        6.2.1    The execution and delivery by such Investor of this Agreement, and the consummation by such Investor of the transactions set forth herein, have been duly authorized by all necessary action, corporate or otherwise, on the part of such Investor;

                        6.2.2    This Agreement has been duly executed and delivered by such Investor and constitutes a valid and binding obligation of such Investor enforceable against such Investor in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies;

                        6.2.3    Such Investor has had a reasonable opportunity to seek the advice of independent counsel respecting the terms of this Agreement and the implications thereof and has relied solely upon the advice of its own tax and legal advisors with respect to the tax and other legal aspects of this Agreement;

                        6.2.4    Such Investor is an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act of 1933, as amended (the "Securities Act");

                        6.2.5    Such Investor has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company's stage of development so as to be able to evaluate the risks and merits of its investment in the Company and it is able financially to bear the risks thereof;

                        6.2.6    Such Investor has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Conversion Shares. Such Investor further has had an opportunity to ask questions and receive answers from the Company regarding the Company and to obtain additional information necessary to verify any information furnished to such Investor or to which such Investor had access;

                        6.2.7    The Conversion Shares are being acquired for such Investor's own account for the purpose of investment and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act; provided, however, that by making the representation herein, such Investor does not agree, or make any representation or warranty, to hold the Conversion Shares for any minimum or other specific term and reserves the right to dispose of the Conversion Shares at any time in accordance with or pursuant to a registration statement or an exemption from registration under the Securities Act;

                        6.2.8    Such Investor understands that the Conversion Shares are being offered and sold to such Investor in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and such Investor's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Investor set forth herein in order to determine the availability of such exemptions; and

                        6.2.9    Such Investor is not acquiring the Conversion Shares as a result of any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

        7.    Miscellaneous/General.

                7.1    Amendment.    No modification or amendment hereof shall be valid and binding, unless it be in writing and signed by each Investor and the Company.

                7.2    Headings.    Section headings are inserted herein for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

                7.3    Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the principles of conflicts of law thereof.

                7.4    Counterparts; Facsimile; PDF.    This Agreement may be executed in any number of counterparts, each of which shall constitute an original, but all of which, taken together, shall constitute one and the same instrument. Facsimile or portable document format signatures shall have the same binding effect as original signatures.

[signature page follows]

        IN WITNESS WHEREOF, this Agreement has been executed by the parties with the intent that it be effective as of the date first above written.

SATCON TECHNOLOGY CORPORATION
By:	/s/ DONALD R. PECK
Name: Donald R. Peck Title: Chief Financial Officer and Treasurer
ROCKPORT CAPITAL PARTNERS II, L.P.
By:	RockPort Capital II, LLC
Its:	General Partner
By:	/s/ DAVID J. PREND
Name: David J. Prend Title: Managing Partner
NGP ENERGY TECHNOLOGY PARTNERS, L.P.

By:	NGP ETP, L.L.C.
Its:	General Partner
By:	/s/ PHILIP J. DEUTCH
Name: Philip J. Deutch Title: Managing Partner

QuickLinks

  Exhibit 10.55